Exhibit 99.1

Northern Tier Energy Reports First Quarter 2013 Results and

Declares Quarterly Cash Distribution

•	Declares first quarter distribution of $1.23 per common unit

•	Adjusted EBITDA of $156.6 million for the first quarter of 2013 represents an increase of $75.1 million compared to the first quarter of 2012

•	Net income was $119.4 million for the first quarter of 2013 compared to a loss of $193.6 million for the first quarter of 2012

RIDGEFIELD, Conn., May 13, 2013 /PRNewswire/ — Northern Tier Energy LP and its subsidiaries (NYSE:NTI) (“Northern Tier Energy”) today reported first quarter 2013 net income of $119.4 million compared to a loss of $193.6 million for the first quarter of 2012.

Net income for a respective reporting period may include the following special items: (i) contingent consideration loss (income), (ii) unrealized gains (losses) from derivative activities and (iii) a loss on early extinguishment of derivatives. Excluding these special items, first quarter 2013 Adjusted Net Income was $108.2 million compared to first quarter 2012 Adjusted Net Income of $5.1 million.

Adjusted EBITDA for the first quarter 2013 was $156.6 million, an increase of $75.1 million compared to $81.5 million for the first quarter 2012. This increase is primarily driven by favorable operating results in the Refining segment.

Quarterly Distribution

The Board of Directors of Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP, has approved a first quarter distribution of $1.23 per unit that will be paid in cash on May 30, 2013 to common unit holders of record as of the close of business on May 23, 2013. Cash available for distribution totaled $113.2 million for the first quarter 2013.

This will be the third quarterly cash distribution paid by Northern Tier Energy since its initial public offering (“IPO”) in July 2012 and will result in cumulative cash distributions since the IPO of $3.98 per common unit. Northern Tier Energy LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter as a result of variations in, among other factors, (i) its operating performance, (ii) cash flows caused by fluctuations in the prices it pays for crude oil and other feedstocks and the prices it receives for finished products, (iii) capital expenditures, and (iv) other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

First Quarter Operating Segment Highlights

Refining Segment

The Refining segment’s operating income was $141.8 million for the first quarter 2013 compared to $78.7 million for the first quarter 2012. Refining gross product margins were $25.81 per barrel of throughput for the first quarter 2013 compared to $17.71 per barrel for the first quarter 2012. This increase is primarily due to favorable benchmark crack spreads as well as favorable crude oil price differentials versus the benchmark WTI crude oil prices in the 2013 first quarter compared to the 2012 first quarter.

In addition to higher product margins per barrel, throughput and sales volumes increased compared to the prior year quarter. Total throughput was 85,365 barrels per day for the first quarter 2013 compared to 76,004 barrels per day for the prior year quarter. Sales volumes increased to 84,694 barrels per day for the first quarter 2013 from 77,923 barrels per day for the first quarter 2012.

Retail Segment

Retail operating income was $0.6 million in the first quarter 2013 compared to an operating loss of $0.4 million in the first quarter 2012. Fuel margins were $0.16 per gallon for the first quarter 2013 compared to $0.18 per gallon for the first quarter 2012. Fuel gallons sold at company-operated retail stores increased by 0.7% from the prior year period.

Liquidity and Capital Spending

Northern Tier Energy’s primary sources of liquidity are cash generated from operating activities and its asset-backed revolving credit facility (the “ABL Facility”). As of March 31, 2013, Northern Tier Energy’s cash on hand and availability under the ABL Facility amounted to $373 million as compared to $405 million as of December 31, 2012.

Cash provided by operating activities for the first quarter 2013 was $41.5 million compared to cash used in operating activities of $54.8 million for the first quarter 2012. The cash provided in the 2013 period relates primarily to the strength of the Refining segment’s operating results partially offset by an increase in our refined products inventory in anticipation of a planned major turnaround in April 2013. Capital expenditures for the first quarter 2013 were $26.9 million.

Conference Call Information

The Northern Tier Energy conference call to discuss financial results for the first quarter ending March 31, 2013 is scheduled for Tuesday, May 14, 2013 at 11:00 a.m. eastern time. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 877-280-4956 or 857-244-7313 and the passcode 65355947. An audio webcast of the call along with a slide presentation will be available at www.ntenergy.com within the Investor section of the site. This audio webcast will be available on the website for fourteen days after the conference call. A replay will also be available by teleconference for seven days from the conference call. The replay teleconference will be available by dialing 888-286-8010 or 617-801-6888 and the passcode 54074181.

About Northern Tier Energy

Northern Tier Energy LP (NYSE:NTI) is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. Northern Tier Energy operates an 84,500 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier Energy also operates 166 convenience stores and supports 73 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom’s brand. Northern Tier Energy is headquartered in Ridgefield, Connecticut.

Non-GAAP Measures

This earnings release includes non-GAAP measures including Adjusted EBITDA, Adjusted Net Income and Cash Available for Distribution. Northern Tier Energy believes that these non-GAAP financial measures provide useful information about its operating performance. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives to comparable GAAP financial measures. Northern Tier Energy’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Forward-Looking Statements

This press release contains certain “forward-looking statements” which reflect Northern Tier Energy’s views and assumptions on the date of this press release regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond its control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof. Northern Tier Energy undertakes no obligation to update or revise publicly any such forward-looking statements. Northern Tier Energy cautions you not to place undue reliance on these forward-looking statements. Please refer to Northern Tier Energy’s filings with the SEC for more detailed information regarding these risks, uncertainties and assumptions.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Northern Tier Energy LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Northern Tier Energy LP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

For Further Information, Contact:

Maria Testani

Director, Planning and Strategy

(203) 244-6550

NORTHERN TIER ENERGY LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except per unit amounts, unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$1,115.0	$999.1

Costs, expenses and other:
Cost of sales	879.5	839.8
Direct operating expenses	64.3	60.7
Turnaround and related expenses	9.7	3.5
Depreciation and amortization	8.6	8.5
Selling, general and administrative	25.5	20.3
Formation and offering costs	0.4	—
Contingent consideration loss	—	65.7
Other income, net	(4.9)	(2.1)

Operating income	131.9	2.7

Realized losses from derivative activities	(17.4)	(52.9)
Loss on early extinguishment of derivatives	—	(44.6)
Unrealized gains (losses) from derivative activities	11.2	(88.4)
Interest expense, net	(6.4)	(10.4)

Income (loss) before income taxes	119.3	(193.6)

Income tax benefit	0.1	—

Net income (loss)	$119.4	$(193.6)

Earnings per common unit, basic and diluted	$1.30

NORTHERN TIER ENERGY LP

SELECTED OPERATING SEGMENT DATA

(in millions, unaudited)

	Three Months Ended March 31,
	2013	2012
OPERATING INCOME:
Refining	$141.8	$78.7
Retail	0.6	(0.4)
Corporate and unallocated costs	(10.5)	(75.6)

TOTAL OPERATING INCOME	131.9	2.7

Net losses on derivative activities	(6.2)	(185.9)
Interest expense, net	(6.4)	(10.4)
Income tax benefit	0.1	—

NET INCOME (LOSS)	$119.4	$(193.6)

NORTHERN TIER ENERGY LP

SELECTED BALANCE SHEET AND CASH FLOW DATA

(in millions, unaudited)

	March 31, 2013	December 31, 2012
Cash and Cash Equivalents	$172.3	$272.9
Total Assets	$1,123.2	$1,136.8
Total Debt and Financing Obligations	$282.4	$282.5
Equity	$491.9	$483.8

	Three Months Ended March 31,
	2013	2012
Net cash provided by (used in) operating activities	$41.5	$(54.8)
Net cash used in investing activities	(25.4)	(4.6)
Net cash used in financing activities	(116.7)	—

Net decrease in cash and cash equivalents	$(100.6)	$(59.4)

NORTHERN TIER ENERGY LP

SUPPLEMENTAL OPERATING DATA

(unaudited)

	Three Months Ended March 31,
	2013	2012
REFINING SEGMENT
Key Operating Statistics
Total refinery production (bpd)	86,079	76,437
Total refinery throughput (bpd)	85,365	76,004
Refined products sold (bpd)	84,694	77,923

Per barrel of throughput:
Refining gross margin	$25.81	$17.71
Direct operating expenses	$4.89	$4.53
Per barrel of refined products sold:
Refining gross margin	$26.02	$17.28
Direct operating expenses	$4.93	$4.41

Refinery product yields (bpd):
Gasoline	40,996	38,902
Distillate	28,656	24,160
Asphalt	10,629	8,323
Other	5,798	5,052

Total	86,079	76,437

RETAIL SEGMENT
Company operated stores:
Fuel gallons sold (in millions)	74.6	74.1
Fuel margin per gallon	$0.16	$0.18
Merchandise sales (in millions)	$75.8	$78.8
Merchandise margin %	27.3%	25.8%
Number of stores at period end	166	166

Note: See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included within Northern Tier Energy’s quarterly report on Form 10-Q for further information on operating statistic definitions.

NORTHERN TIER ENERGY LP

ADJUSTED EBITDA RECONCILIATION

(in millions, unaudited)

	Three Months Ended March 31, 2013
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$141.8	$0.6	$(23.0)	$119.4
Adjustments:
Interest expense	—	—	6.4	6.4
Income tax benefit	—	—	(0.1)	(0.1)
Depreciation and amortization	6.7	1.8	0.1	8.6

EBITDA subtotal	148.5	2.4	(16.6)	134.3
Minnesota Pipe Line proportionate EBITDA	0.7	—	—	0.7
Turnaround and related expenses	9.7	—	—	9.7
Equity-based compensation expense	—	—	5.3	5.3
Unrealized gains on derivative activities	—	—	(11.2)	(11.2)
Formation and offering costs	—	—	0.4	0.4
Realized losses on derivative activities	—	—	17.4	17.4

Adjusted EBITDA (a)	$158.9	$2.4	$(4.7)	$156.6

	Three Months Ended March 31, 2012
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$78.7	$(0.4)	$(271.9)	$(193.6)
Adjustments:
Interest expense	—	—	10.4	10.4
Depreciation and amortization	5.8	1.8	0.9	8.5

EBITDA subtotal	84.5	1.4	(260.6)	(174.7)
Minnesota Pipe Line proportionate EBITDA	0.7	—	—	0.7
Turnaround and related expenses	3.5	—	—	3.5
Equity-based compensation expense	—	—	0.4	0.4
Unrealized losses on derivative activities	—	—	88.4	88.4
Contingent consideration loss	—	—	65.7	65.7
Loss on early extinguishment of derivatives	—	—	44.6	44.6
Realized losses on derivative activities	—	—	52.9	52.9

Adjusted EBITDA (a)	$88.7	$1.4	$(8.6)	$81.5

(a)	Adjusted EBITDA is not a presentation made in accordance with GAAP and Northern Tier Energy’s computation of Adjusted EBITDA may vary from others in its industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing the Secured Notes, ABL Facility, and contingent consideration arrangements. Adjusted EBITDA should not be considered as an alternative to operating income or net income as measures of operating performance. In addition, Adjusted EBITDA is not presented as, and should not be considered, an alternative to cash flow from operations as a measure of liquidity. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes and depreciation and amortization, adjusted for EBITDA from the Minnesota Pipe Line operations, turnaround and related expenses, equity-based compensation expense, gains or losses from derivative activities, fair value adjustments for contingent consideration arrangements and costs related to Northern Tier Energy’s formation and equity offerings. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP.

NORTHERN TIER ENERGY LP

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION

For the Three Months Ended March 31, 2013

(in millions, unaudited)

Net income	$119.4
Adjustments:
Interest expense	6.4
Income tax provision	(0.1)
Depreciation and amortization	8.6

EBITDA subtotal	134.3
Minnesota Pipe Line proportionate EBITDA	0.7
Turnaround and related expenses	9.7
Equity-based compensation impacts	5.3
Unrealized gains on derivative activities	(11.2)
Formation and offering costs	0.4
Realized losses on derivative activities	17.4

Adjusted EBITDA (a)	156.6
Cash interest expense	(5.8)
Minnesota Pipe Line proportionate EBITDA	(0.7)
Realized losses on derivative activities	(17.4)
Capital expenditures (b)	(9.1)
Formation and offering costs	(0.4)
Reserve for turnaround and related expenses	(10.0)

Cash Available for Distribution (c)	$113.2

(b)	Capital expenditures include maintenance, replacement, and regulatory capital projects. Expansion capital projects are not included.
(c)	Cash available for distribution is a non-GAAP performance measure that Northern Tier Energy believes is important to investors in evaluating its overall cash generation performance. Cash available for distribution should not be considered as an alternative to operating income or net income (loss) as measures of operating performance. In addition, cash available for distribution is not presented as, and should not be considered, an alternative to cash flow from operations as a measure of liquidity. Northern Tier Energy has reconciled cash available for distribution to adjusted EBITDA and in addition reconciled adjusted EBITDA to net income. Cash available for distribution has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP. Northern Tier Energy’s calculation of cash available for distribution may differ from similar calculations of other companies in its industry, thereby limiting its usefulness as a comparative measure. Cash available for distribution for each quarter will be determined by the board of directors of Northern Tier Energy’s general partner following the end of such quarter.

NORTHERN TIER ENERGY LP

OTHER NON-GAAP PERFORMANCE MEASURES

(in millions, unaudited)

	Three Months Ended March 31,
	2013	2012
Refining revenue	$1,018.6	$894.5
Refining cost of sales	820.3	772.0

Refining gross product margin (d)	$198.3	$122.5

	Three Months Ended March 31,
	2013	2012
Retail gross margin:
Fuel margin	$11.9	$13.3
Merchandise margin	20.7	20.3
Other margin	4.4	3.2

Retail gross margin	37.0	36.8
Expenses:
Direct operating expenses	28.3	29.4
Depreciation and amortization	1.8	1.8
Selling, general and administrative	6.3	6.0

Retail segment operating income (loss) (e)	$0.6	$(0.4)

	Three Months Ended March 31,
	2013	2012
Net income (loss)	$119.4	$(193.6)
Adjusted for special items:
Contingent consideration loss	—	65.7
Unrealized (gains) losses from derivative activities	(11.2)	88.4
Loss on early extinguishment of derivatives	—	44.6

Adjusted Net Income (f)	$108.2	$5.1

(d)	Refining gross product margin per barrel is a financial measurement calculated by subtracting refining costs of sales from total refining revenues and dividing the difference by the total throughput or total refined products sold for the respective periods presented. Refining gross product margin is a non-GAAP performance measure that Northern Tier Energy believes is important to investors in evaluating its refining segment performance as a general indication of the amount above its cost of products that it is able to sell refined products. Each of the components used in these calculations (revenues and cost of sales) can be reconciled directly to Northern Tier Energy’s statements of operations. Northern Tier Energy’s calculation of refining gross product margin may differ from similar calculations of other companies in its industry, thereby limiting its usefulness as a comparative measure.

(e)	Retail fuel gross margin and retail merchandise gross margin are non-GAAP performance measures that Northern Tier Energy believes are important to investors in evaluating its retail performance. Northern Tier Energy’s calculation of retail fuel margin and retail merchandise margin may differ from similar calculations of other companies in its industry, thereby limiting their usefulness as comparative measures.
(f)	Adjusted Net Income is a non-GAAP performance measure that Northern Tier Energy believes is important to investors in evaluating its operating performance. Northern Tier Energy’s calculation of Adjusted Net Income may differ from similar calculations of other companies in its industry, thereby limiting their usefulness as comparative measures.